UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

UNIFI, INC.

(Exact name of Registrant as Specified in Its Charter)

New York	1-10542	11-2165495
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina		27410
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 336 294-4410

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	UFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

(e) On October 31, 2023, Unifi, Inc. (the “Company”) held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved the First Amendment to the Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan (the “First Amendment”) to increase the number of shares of the Company’s common stock reserved for issuance thereunder by 1,100,000 shares. The First Amendment was adopted by the Company’s Board of Directors (the “Board”) on August 22, 2023, subject to shareholder approval. Upon shareholder approval at the Annual Meeting, the First Amendment became effective as of October 31, 2023.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. For a more complete description of the Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan, please refer to the discussion under “Proposal 4” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 8, 2023 (the “Proxy Statement”). A copy of the Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan is attached as Appendix C to the Proxy Statement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting was held on October 31, 2023.

(b) At the Annual Meeting, the Company’s shareholders (i) elected all nine of the Company’s nominees for director to serve for a term of one year or until their successors are duly elected and qualified; (ii) approved, on an advisory basis, the Company’s named executive officer compensation in fiscal 2023; (iii) voted, on an advisory basis, in favor of holding future advisory votes to approve the Company's named executive officer compensation every year; (iv) approved the First Amendment to increase the number of shares of the Company’s common stock reserved for issuance under the Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan by 1,100,000 shares; and (v) ratified the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for fiscal 2024. Each of these proposals is further described in the Proxy Statement.

The final voting results for each of the proposals submitted to the Company’s shareholders at the Annual Meeting are as follows:

1.
Election of directors:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Emma S. Battle	10,555,508	292,220	249,945	1,907,049
Francis S. Blake	10,813,222	243,512	40,939	1,907,049
Albert P. Carey	10,726,337	333,671	37,665	1,907,049
Archibald Cox, Jr.	10,378,501	681,507	37,665	1,907,049
Edmund M. Ingle	10,959,912	99,796	37,965	1,907,049
Kenneth G. Langone	10,840,375	219,633	37,665	1,907,049
Suzanne M. Present	10,483,606	572,830	41,237	1,907,049
Rhonda L. Ramlo	10,579,206	477,230	41,237	1,907,049
Eva T. Zlotnicka	10,177,960	878,551	41,162	1,907,049

2.
Advisory vote to approve the Company’s named executive officer compensation in fiscal 2023:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,145,954	733,366	218,353	1,907,049

3. Advisory vote on the frequency of future advisory votes to approve the Company’s named executive officer compensation:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
10,050,268	56,072	985,126	6,207	1,907,049

4. Approval of the First Amendment:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,067,440	991,094	39,139	1,907,049

5. Ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for fiscal 2024:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,946,414	55,281	3,027	0

(d) In accordance with the recommendation of the Board, the Company’s shareholders voted, on an advisory basis, in favor of holding future advisory votes to approve the Company’s named executive officer compensation every year. Based on the voting results, the Company will include an advisory shareholder vote to approve the Company’s named executive officer compensation in its proxy materials on an annual basis until the next required advisory vote on the frequency of shareholder votes to approve the Company’s named executive officer compensation, which will occur no later than the Company’s annual meeting of shareholders in 2029.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	First Amendment to the Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Date:	October 31, 2023	By:	/s/ GREGORY K. SIGMON
Gregory K. Sigmon General Counsel Corporate Secretary